SCHEDULE 14A
                              (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.      )

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      14a-12

                    Oppenheimer Multi-Government Trust
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             (Name of Registrant as Specified in Its Charter)

                    Oppenheimer Multi-Government Trust
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                (Name of Person(s) Filing Proxy Statement)

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BAM Letterhead

                                   June 1996


Dear Oppenheimer Multi-Government Trust Shareholder:

     Our records indicate that you have not yet voted on the second proposal discussed in the proxy statement mailed to you recently.
Your vote is important because the decision will affect your investment. Please note that the shareholder meeting scheduled for May 21, 1996 has been rescheduled for June 28, 1996.

     Your Board of Trustees, which represents you in matters regarding your Fund, recommends approval of a proposal now being submitted to shareholders for a vote. The proposal is summarized below and is discussed in detail in the proxy statement mailed to you in March. Please take a moment to cast your vote now.

How do you vote?

     To vote, please mark, sign and date the enclosed proxy ballot and return it in the accompanying postage-paid envelope. Mailing ballots again can be expensive for your Fund, so please help us avoid any additional costs by returning your proxy ballot today.

What is the proposal?

- -    Change in Certain Fundamental Investment Policies.  The
     fundamental investment policies described in the prospectus determine the types of securities that may be purchased by the Fund. Currently, the Fund has a fundamental investment policy that it will invest at least 65% of its total assets in U.S. or foreign government securities. In addition, the Fund has a non-fundamental investment policy that it must invest at least 30% of its total assets in U.S. government securities.

     The Fund's investment advisor requests your approval to amend some of these investment limitations to allow the portfolio managers greater flexibility to seek high income potential worldwide by allocating investments among both U.S. and foreign government and corporate securities. Specifically, OppenheimerFunds, Inc., the investment advisor, recommends that the Fund adopt a non-fundamental policy to invest at least 65% of its total assets in bonds, with at least 50% of its total net assets in foreign securities. To reflect this change, the Fund's proposed new name would be Oppenheimer World Bond Fund.

     The investment advisor believes the greater ability to diversify the Fund's assets in different types of foreign securities as well as in U.S. government and corporate securities may help protect your investment against volatility, as well as potentially add to your investment return over time.

     If you have any questions regarding these items, please contact your financial advisor or call us at 1-800-647-7374.

                                   Sincerely,


                                   Bridget A. Macaskill

P.S. Casting your vote is quick and easy, so please take a moment to complete the proxy ballot.